                                                                   EXHIBIT 10.32

                           AMENDMENT NUMBER THREE TO
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


          THIS AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of February 8, 2000, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and QUANTUM NORTH AMERICA, INC., a California corporation ("Borrower"), with its chief executive office located at 15821 Ventura Boulevard, 5th Floor, Encino, California 91436 with reference to the following facts:

          WHEREAS, Foothill and Borrower heretofore entered into that certain Loan and Security Agreement, dated as of December 1, 1998 (as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of November 19, 1999, by that certain Amendment Number Two to Loan and Security Agreement, dated as of January 21, 2000, and as otherwise amended, restated, or modified from time to time, the "Agreement");

          WHEREAS, Borrower has requested that Foothill amend the Agreement to, among other things, provide for a term loan facility in an original principal amount of $5,000,000; and

          WHEREAS, Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.

     2.   Amendments to the Agreement.
          ---------------------------

          (a)  Section 1.1 of the Loan Agreement hereby is amended by adding the
               -----------
following definitions thereto or amending and restating the following definitions in their entirety, as applicable:

               "Average Unused Portion of Maximum Amount" means, as of any date
                ----------------------------------------
          of determination, the result of (a) the Maximum Amount, less (b) the
                                                                  ----
          sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily
                                                  ----
          Balance of the Letter of Credit Usage during the immediately preceding month, plus (iii) the average Daily Balance of the Term Loan during
                 ----
          the immediately preceding month.

               "Buyitnow.com" means Buyitnow.com, LLC, a Delaware limited
                ------------
          liability company.

               "Change of Control" shall be deemed to have occurred at such time
                -----------------
          as (a) Holding's shall cease to own beneficially and of record 100% of the issued and outstanding shares of Stock of Borrower, (b) the Lehman Group's paid in capital in Holdings shall cease to be at least 70% of the Lehman Group's paid-in capital in Holdings as of the Closing Date,
          (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of all classes of Stock then outstanding of Holdings entitled to vote in the election of directors, (d) at any time the Term Loan Usage exceeds One Million Dollars ($1,000,000), (i) Stephen C. Lehman ceases to continue to hold the offices of chairman of the board of directors and chief executive officer of Holdings or continue with management responsibilities substantially similar to those existing on the Third Amendment Effective Date, (ii) Eric R. Weiss ceases to continue to hold the offices of vice-chairman of the board of directors and chief operating officer of Holdings or continue with management responsibilities substantially similar to those existing on the Third Amendment Effective Date, or (iii) Daniel M. Yukelson ceases to continue to hold the offices of executive vice president of finance and chief financial officer of Holdings or ceases to continue with management responsibilities substantially similar to those existing on the Third Amendment Effective Date and a replacement for Daniel M. Yukelson reasonably satisfactory to Foothill and possessing substantially similar qualifications and reputation to Daniel M. Yukelson is not employed by Holdings within 90 days after Daniel M. Yukelson ceases to hold such offices or ceases to continue to have such management responsibilities; provided, however, that a Change of Control shall
                            --------  -------
          not be deemed to have occurred under the foregoing clause (d) on the
                                                             ----------
          death or disability of either of Stephen C. Lehman or Eric R. Weiss but not both of them (each referred to as an "Executive"), if the following conditions are met: (Y) a replacement for the Executive who has died or has become disabled satisfactory to Foothill and possessing substantially similar qualifications and reputation to such Executive is employed by Holdings within 90 days of such Executive's death or disability, and (Z) no Event of Default (exclusive of any Event of Default arising solely under this definition of `Change of Control' out of the death or disability of such Executive) shall have occurred or be continuing at any time during the period from the death or disability of such Executive through the date on which a replace for such Executive is employed pursuant to the foregoing clause (Y).
                                                                   ----------

               "EBITDA" means, with respect to any Person for any period, the
                ------
          sum of such Person's net earnings (or loss), excluding extraordinary gains, extraordinary losses (including losses on the sale of Investments or fixed assets), and non-cash compensation, before interest expense, taxes, amortization, and depreciation, in each case for such period as determined in accordance with GAAP.

               "Excess Availability" means the amount, as of the date any
                -------------------
          determination thereof is to be made, equal to the result of:

               (a) the lesser of (i) the aggregate amount of Advances available to Borrower as of such time (based on the applicable advance rates set forth in Section 2.1 hereof and calculated as if no Advances are
                   -----------
          outstanding), subject to the sublimits and availability reserves established by Foothill under the terms of the Agreement, and (ii) the result of the Maximum Amount, minus, the Term Loan Usage, minus
                                        -----                       -----

               (b) the sum of (i) the amount of all then outstanding Advances,

          plus (ii) the amount (not less than $0) by which Borrower's past due
          ----
          trade payables has increased during the period from the initial prospect audit through such date of determination, plus (iii) the
                                                             ----
          aggregate amount of Borrower's book overdrafts.

               "Lehman Group" means, individually and collectively, Stephen C.
                ------------
          Lehman, Eric R. Weiss, Daniel M. Yukelson, and their respective Family Members and Family Trusts.

               "Net Issuance Proceeds" shall have the meaning ascribed thereto
                ---------------------
          in Section 2.1(d)
             --------------

               "Registration Rights Agreement" means that certain Registration
                -----------------------------
          Rights Agreement, dated as of February 8, 2000, by and between Lender and Holdings, with respect to the registration rights of Lender to the `Registrable Securities' as defined therein and other provisions applicable thereto.

               "Stock" means all shares, options, warrants, interests,
                -----
          participations, or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

               "Term Loan" has the meaning set forth in Section 2.3.
                ---------                               -----------

               "Term Loan Usage" means, as of any date of determination thereof,
                ---------------
          the outstanding principal amount of the Term Loan as of such date of determination.

               "Term Loan/EBITDA Ratio-Borrower" means, as of any date of
                -------------------------------
          determination the ratio of (a) the Term Loan Usage as of such date of determination to (b) EBITDA of Borrower and its Subsidiaries on a consolidated basis for the period of 12 consecutive months then most recently ended.

               "Term Loan/EBITDA Ratio-Holdings" means, as of any date of
                -------------------------------
          determination the ratio of (a) the Term Loan Usage as of such date of determination to (b) EBITDA of Holdings and its Subsidiaries on a consolidated basis for the period of 12 consecutive months then most recently ended.

               "Third Amendment" means that certain Amendment Number Three to
                ---------------
          Loan and Security Agreement, dated as of February 8, 2000.

               "Third Amendment Effective Date" means the date on which each of
                ------------------------------
          the conditions precedent contained in Section 3 of the Third Amendment have been fulfilled.

               "Warrants" means those certain common stock purchase warrants
                --------
          issued to Foothill by Holdings, in form and substance satisfactory to Foothill, on the Third Amendment Effective Date for the purchase of 325,000 shares of Holdings' common Stock, $0.01 par value, at an exercise price of $2.5625.

          (b)  The first sentence of Section 2.1(a) of the Agreement hereby is
                                     --------------
amended and restated in its entirety to read as follows:

               Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the result of (A) the Maximum Amount minus (B) the sum of (1) the Letter of
                                    -----
          Credit Usage, plus (2) the Term Loan Usage, and (ii) the result of (A)
                        ----
          (1) prior to the First Amendment Effective Date, the Borrowing Base,
          (2) from and after the First Amendment Effective Date up to the Third Amendment Effective Date, the Borrowing Base-Temporary, and (3) from and after the Third Amendment Effective Date, the Borrowing Base, minus (B) the sum of (1) the Letter of Credit Usage, plus (2) the
          -----                                                ----
          aggregate amount of the Inventory Reserves, plus (3) the aggregate
                                                      ----
          amount of the Landlord Lien Reserves.

          (c)  Section 2.1(c) of the Agreement hereby is amended and restated in
               --------------
its entirety to read as follows:

               (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the lesser of (i) the Maximum Amount, and (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period.

          (d) Section 2.1 of the Agreement hereby is amended by adding the following thereto as a new subsection (d):
                           --------------

               (d) If, at any time and from time to time after the Third Amendment Effective Date, Holdings shall issue and sell any Stock of Holdings (which sale shall be in accordance with the terms and conditions contained herein and otherwise be on terms and conditions satisfactory to Foothill) then Holdings shall make a capital contribution to Borrower and Borrower shall make a mandatory repayment of the Advances, in each case, in an amount equal to the lesser of (i) aggregate amount of proceeds(net of any reasonable and customary fees, commissions, expenses, and other costs paid by Holdings in connection therewith, other than those payable to any Affiliate of Holdings or Affiliate of Borrower) ("Net Issuance Proceeds") in excess of $10,000,000 received by Holdings for all such issuances and sales, and
          (ii) $5,000,000; provided, however, that (without affecting Holdings'
                           --------  -------
          obligation to make capital contributions to Borrower) Borrower shall have no obligation to make any such repayment of the Obligations pursuant to this subsection (d) in an amount in excess of the amount
                           --------------
          of Obligations (other than the Term Loan) outstanding at the time of any such issuance and sale; provided, however, that this Section
                                      --------  -------            -------
          2.1(d) shall not apply to any Stock of Holdings issued upon the
          ------
          exercise of options or warrants so long as the aggregate Net Issuance Proceeds received by Holdings from all such issuances of Stock does not exceed $1,000,000; and, provided, further, that Holdings shall
                                      --------  -------
          have no obligation to make a capital contribution to Borrower and Borrower shall have no obligation to make any repayment of the Obligations, in each case, under this subsection (d) until such time
                                                --------------
          as the aggregate amount of Net Issuance Proceeds received by Holdings in excess of $1,000,000 with respect to which Holdings has not made any capital contribution to Borrower and Borrower has not made a repayment of the Obligations is equal to or greater than $100,000.

          (e)  Section 2.2(a)(ii) and (iii) of the Loan Agreement hereby are
               ----------------------------
amended and restated in their entirety to read as follows:

               (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the result of (I) the Maximum Amount, less (II) the
                                                              ----
          amount of outstanding Advances, less (III) the Term Loan Usage, less
                                          ----                            ----

          (IV) the aggregate amount of Inventory Reserves and reserves established under Section 2.1(b); or (y) $7,500,000; or
                            --------------

               (iii) the outstanding Obligations would exceed the lesser of (y) the Maximum Amount, or (z) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 60 day period.

          (f) Section 2.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

               2.3  Term Loan.

               (a) Term Loan.  Subject to the terms and conditions of this
                   ---------
          Agreement, Foothill has agreed to make a term loan (the "Term Loan") to Borrower on the Third Amendment Effective Date in the original principal amount of $5,000,000. The principal of the Term Loan shall be repaid in 27 equal installments of $185,000. Each such installment shall be due and payable on the first day of each month commencing on the first day of September 2000 and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the Term Loan is paid in full. The foregoing to the contrary notwithstanding, the outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Term Loan shall constitute Obligations.

               (b) Optional Prepayments.  The unpaid principal balance of the
                   --------------------
          Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 10 days prior written notice by Borrower to Foothill, all such prepaid amounts to be applied to the installments of principal due on the Term Loan in the inverse order of their maturity.

               (c)  Mandatory Prepayments.  (i)    If Holdings shall sell or
                    ---------------------
          otherwise dispose of any of the Stock of Buyitnow.com owned by Holdings, or enter into an agreement or other arrangement (including, for example, an option) for the sale or other disposition of such Stock in any one or more transactions after the Third Amendment Effective Date, then Holdings shall make a capital contribution to Borrower and Borrower shall make a mandatory prepayment of the Term Loan, in each case, in an amount equal to the aggregate amount of proceeds (net of any reasonable and customary fees, commissions, expenses, and other costs paid by Holdings in connection therewith, other than those payable to any Affiliate of Holdings or Affiliate of Borrower) received by Holdings from all such sales, dispositions, agreements, or other arrangements until the Term Loan together with all accrued and unpaid interest on the Term Loan shall have been repaid in full.

               (ii) If, at any time and from time to time after the Third Amendment Effective Date, Holdings shall issue and sell any Stock of Holdings (which sale shall be in accordance with the terms and conditions contained herein and otherwise be on terms and conditions satisfactory to Foothill) then Holdings shall make a capital contribution to Borrower and Borrower shall make a mandatory prepayment of the Term Loan, in each case, in an amount equal to the lesser of (y) the aggregate amount of Net Issuance Proceeds in excess of $15,000,000 received by Holdings for all such issuances and sales, or (z) the sum of the then Term Loan Usage plus the accrued but unpaid
                                                     ----
          interest on the Term Loan; provided, however, that this Section
                                     --------  -------            -------
          2.3(c)(ii) shall not apply to any Stock of Holdings issued upon the
          ----------
          exercise of options or warrants so long as the aggregate Net Issuance Proceeds received by Holdings from all such issuances of Stock does not exceed $1,000,000 in any 12 consecutive month period; and, provided, further, that Holdings shall have no obligation to make any
          --------  -------
          capital contributions to Borrower and Borrower shall have no obligation to make any repayment of the Obligations, in each case, under this subsection (c)(ii) until such time as the aggregate amount
                     ------------------
          of Net Issuance Proceeds received by Holdings in excess of $1,000,000 with respect to which Holdings has not made any capital contribution to Borrower and Borrower has not made a repayment of the Obligations is equal to or greater than $100,000.

               (iii) In the event of any prepayments of the Term Loan under this Section 2.3(c), the amount of any such prepayment shall be
               --------------
          applied pro rata to the remaining installments of principal due on the Term Loan.

          (g) Section 2.6(a), 2.6(c), and 2.6(e) of the Agreement are hereby amended and restated in their entirety to read as follows:

               (a) Interest Rate.  Except as provided in clause (c) below, all
                                                         ----------
          Obligations (except for undrawn Letters of Credit) shall bear interest as follows: (i) each LIBOR Rate Advance shall bear interest at a per annum rate of 3.00 percentage points above the Base LIBOR Rate; (ii) the Term Loan shall bear interest at a per annum rate of 13.0%, and
          (iii) all other Obligations shall bear interest at a per annum rate of
          0.25 percentage points above the Reference Rate.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default: (i) each LIBOR Rate Advance shall bear interest at a per annum rate of 6.00 percentage points above the Base LIBOR Rate, (ii) the Term Loan shall bear interest at a per annum rate of 16.0%, (iii) the Letter of Credit fee provided in
          Section 2.6(b) shall be increased to 4.25% per annum times the
          --------------
          aggregate undrawn amount of all outstanding Letters of Credit, and
          (iv) all other Obligations shall bear interest at a per annum rate equal to 3.25 percentage points above the Reference Rate.

               (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and
             --------------
          charges provided for in Section 2.11 (as and when accrued or
                                  ------------
          incurred), and all installments of principal or other payments due under the Term Loan or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

           (h)  The first sentence of Section 2.10 of the Agreement hereby is
                                      ------------
amended and restated in its entirety to read as follows:

               Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances and the Term Loan made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower.

          (i)  Section 2.11(c) of the Agreement hereby is amended and restated
               ---------------
in its entirety to read as follows:

               (c) Annual Term Loan Facility Fee. On each anniversary of the Third Amendment Effective Date, an annual Term Loan facility fee in an amount equal to 3.0% of the then Term Loan Usage.

          (j)  The first sentence of Section 7.11 of the Agreement hereby is
                                     ------------
amended and restated in its entirety to read as follows:

               Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding ; provided, however, that Borrower may make Permitted
                        --------  -------
          Distributions so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) after giving effect thereto, Borrower has Excess Availability of not less than $3,000,000, and (c) at the time of the making of such Permitted Distribution the Term Loan Usage shall be zero dollars ($0.00).

          (k)  Section 7.14 of the Agreement hereby is amended by adding the
               ------------
following as a new sentence at the end of such section:

               The foregoing to the contrary notwithstanding, at no time shall the aggregate dollar amount of Accounts owing to Borrower from Buyitnow.com, LLC, (net of reserves for returns, refunds and freight-out charges, and net of the dollar amount of the portion of any Installment Accounts owing by Buyitnow.com, LLC that is not, at such time, yet due and payable) exceed (y) $1,000,000, at any time that the Term Loan Usage is greater than zero dollars ($0) and is less than $1,500,000, and (z) $500,000 at any time that the Term Loan Usage is equal to or greater than $1,500,000.

          (l) Section 7.17 of the Agreement hereby is amended and restated in its entirety to read as follows:

               7.17  Use of Proceeds.

               (a) Use the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, (A) to pay transactional costs and expenses incurred in connection with this Agreement, or (B) to repay, in part, Borrower's Indebtedness to Holdings in accordance with Section 7.8, provided that in connection with such repayment,
               -----------
          Holdings' Indebtedness to ValueVision shall be repaid in full, and
          (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

               (b) Use the proceeds of the Term Loan made hereunder for any purpose other than, on the Third Amendment Effective Date, (i) to pay transactional costs and expenses incurred in connection with the Third Amendment, or (ii) to repay Advances outstanding hereunder.

          (m)  Section 7.20(b) of the Agreement hereby is amended by inserting
               ---------------
the following language immediately after the table contained in such section and immediately before the final sentence in such section:

               For purposes of this Section 7.20(b), EBITDA of Borrower and its
                                    ---------------
          Subsidiaries for the fiscal quarter ending on each of December 31, 1999, and March 31, 2000, such EBITDA for each such period shall include, without limitation, the costs of `Global Sourcing' and `Global MIS' for such period.

          (n)  Section 7.20 of the Agreement hereby is amended by adding the
               ------------
following as a new subsection (c) to such section:
                   --------------
               (c) Term Loan Usage to EBITDA Ratio. (i) Term Loan Usage/EBITDA Ratio-Holdings of not more than 1.50:1.00 as of the last day of the fiscal quarter ending March 31, 2001 and as of the last day of each fiscal quarter thereafter, and (ii) Term Loan Usage/EBITDA Ratio-Borrower of not more than 1.10:1.00 as of the last day of the fiscal quarter ending March 31, 2000, and as of the last day of each fiscal quarter thereafter. For purposes of this Section 7.20(c), EBITDA of
                                                    ---------------
          Borrower and its Subsidiaries shall exclude the costs of `Global Sourcing' and `Global MIS' for such period.

     3.   Representations and Warranties. Borrower hereby represents and
          ------------------------------
warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

     4.  Conditions Precedent to Amendment.  The satisfaction of each of the
         ---------------------------------
following, on or before February 11, 2000, shall constitute conditions precedent to the effectiveness of this Amendment:

         (a) Foothill shall have received the following documents, duly executed, and each such document shall be in full force and effect:

               (i)    this Amendment, and

               (ii)   the Warrants; and

               (iii)  the Registration Rights Agreement.

          (b) The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (c) Foothill shall have received a Reaffirmation and Consent, in the form of Exhibit A attached hereto and incorporated herein by this reference,
        ---------
duly executed by Holdings;

          (d) No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

          (e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill;

          (f) Foothill shall have received an amendment fee of $150,000, which fee shall be fully earned and non-refundable when paid, and shall be charged directly to Borrower's Loan Account immediately upon execution of this Amendment; and

          (g) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent and its counsel.

     5.   Miscellaneous.
          -------------

          (a) Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

          (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

          (d) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                 [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                         QUANTUM NORTH AMERICA, INC.,
                                         a Delaware corporation

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                         FOOTHILL CAPITAL CORPORATION,
                                         a California corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
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                                      S-1

                                   Exhibit A

                      GUARANTOR REAFFIRMATION AND CONSENT
                      -----------------------------------

                         Dated as of February 8, 2000

          The undersigned, as guarantor under the Holdings Guaranty (as such term is defined in that certain Loan and Security Agreement, dated as of December 1, 1998 (as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of November 19, 1999, and as amended by that certain Amendment Number Two to Loan and Security Agreement, dated as of the date hereof (the "Second Amendment")) between Quantum North America, Inc., a Delaware corporation, and Foothill Capital Corporation, a California corporation) hereby consents and agrees to the Second Amendment and hereby confirms and agrees that the Holdings Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.



                              e4L, Inc.,
                              a Delaware corporation formerly known as National Media Corporation


                              By:
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                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------